UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 13, 2010, Joseph Montana notified Lighting Science Group Corporation (the “Company”) of his resignation from the board of directors of the Company (the “Board”). Effective upon Mr. Montana’s resignation, the Board appointed Charles Darnell to serve on the Board for the remainder of Mr. Montana’s term or until his earlier resignation or removal. Mr. Montana transitioned to an advisory role with the Board following his resignation.

On October 21, 2010, the Company issued a press release announcing Mr. Montana’s resignation from, and Mr. Darnell’s appointment to, the Board. Set forth below is information concerning Mr. Darnell:

Charles Darnell, 72, is an executive and consultant in business strategy, information technology, supply chain and sales and marketing with over 50 years experience in residential, commercial and industrial lighting and executive management. Mr. Darnell began his career in 1963 as Chief Information Officer of Lithonia Lighting, later named Acuity Brands, and most recently served Acuity Brands as its Vice Chairman before his retirement in 2005. Mr. Darnell has since worked as a consultant to several companies specializing in technology such as lighting, wireless networks and electronic medical and metering equipment. He and his family also own several small companies engaged in servicing the interior designer market, including International Arts Group, Lighting Effects, Wingz Marketing, Trimarc Logistics, and iDesign.

Subject to the approval of the Board, as compensation for serving as a non-employee director in 2010, Mr. Darnell is entitled to a prorated portion of the standard compensation provided to the Company’s non-employee directors: (i) $40,000 paid in equal quarterly installments within 30 days of the end of each calendar quarter; (ii) 3,000 options to purchase common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the day of issuance, issued in equal quarterly installments within 30 days of the end of each calendar quarter, subject to the Company’s Amended and Restated Equity-Based Compensation Plan and execution of the Company’s non-qualified stock option agreement; (iii) $80,000 in restricted common stock of the Company; and (iv) compensation through the Company’s “Rainmaker” program to the extent that he facilitates sales of the Company’s products to certain identified customers. In addition, the Company has agreed to pay Mr. Darnell $80,000 annually for consulting the Company on its supply chain logistics strategy and go-to-market strategy for the commercial and industrial markets.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 21, 2010, the Company issued a press release announcing Mr. Montana’s resignation from, and Mr. Darnell’s appointment to, the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: October 21, 2010	By:	/s/ ZACHARY S. GIBLER
		Name:	Zachary S. Gibler
		Title:	Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press release.